SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 11, 1998 (November 24, 1998)

                       Digital Courier Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                     0-20771                    87-0461856
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(State or Other                    (Commission              (IRS Employer
Jurisdiction of Incorporation)     File Number)             Identification No.)

 136 Heber Avenue, Suite 204, P.O. Box 8000, Park City, Utah               84060
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (435) 655-3617


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(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events
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On October 22, 1998, Digital Courier Technologies, Inc. (the "Company") borrowed
$1.2 million from a group of individual lenders (the "Loan"). The interest rate on the Loan is 24% per annum and it is secured by receivables owed to the Company. The maturity date of the Loan is October 22, 1999 and it may be prepaid without penalty any time after February 22, 1999. In connection with the Loan, the Company paid a finders fee of $27,750 and issued two-year warrrants to purchase 25,000 shares of the Company's common stock at a price of $2.875 per share.

On November 24, 1998, the Company raised $1.8 million selling its common stock and warrants to purchase common stock to The Brown Simpson Strategic Growth Funds (the "Purchasers") pursuant to a Securities Purchase Agreement between the Company and the Purchasers (the "Purchase Agreement"). On December 2, 1998, the Company sold an additional $1.8 million of its common stock to the Purchasers and amended the Purchase Agreement and related documents (the "Amended Agreements").

Pursuant to the Purchase Agreement and Amended Agreements, the Purchasers acquired 800,000 shares of the Company's common stock and five-year warrants to purchase 800,000 additional shares ("Tranche A"). The exercise price for 400,000 of the warrants is $5.53 per share and the exercise price of the remaining 400,000 warrants is $9.49 per share. The exercise price of the warrants is subject to adjustment, on the six month anniversary of each respective closing, to the lesser of the initial exercise price and the average price of the Company's common stock during any five consecutive business days during the twenty-two business days ending on such anniversary of the closing. The warrants are callable by the Company if for fifteen consecutive trading days, the closing bid price of the Company's stock is at least two times the then-current exercise price.

The Amended Agreements also require the Company to sell to the Purchasers, and the Purchasers to purchase from the Company, an additional tranche of 800,000 units, each unit consisting of one share of the Company's common stock and a warrant to purchase one share of common stock (the "Tranche B Units"), if certain conditions are met. A condition to the sale of the Tranche B Units, among others, is that the closing bid price of the Company's common stock be more than $7 per share for fifteen consecutive trading days. The price for the Tranche B Units is $7 per Unit and the exercise price of the warrants contained in the Tranche B Unit will be equal to 110% of the closing bid price of the Company's stock on the day of the sale of the Tranche B Units.

The Company is obligated to file a registration statement with the Securities and Exchange Commission covering all the shares of common stock sold as well as the shares of common stock underlying the warrants

Item 7.  Financial Statements and Exhibits
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Exhibit 4.1       Loan Agreement  between the Company and Certain  Lenders dated as of October 22, 1998
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Exhibit 4.2       Securities Purchase Agreement among the Company, Brown Simpson
                  Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. dated as of November 23, 1998, as amended on December 2, 1998.
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

    SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DIGITAL COURIER TECHNOLOGIES,  INC.

Dated: December 11, 1998                     By:/s/ Mitchell Edwards
                                             -----------------------------------
                                             Mitchell Edwards
                                             Chief Financial Officer